EXHIBIT 4.1

PROMISSORY NOTE

TERM SHEET
Bridge Note

Maker:	ATSI Communications, Inc.

Interest:	12% per annum

Term:	Six Months

Payment Terms:	Interest paid monthly in arrears, Principal paid upon maturity

Mandatory Prepayment:	Upon Closing of equity offering in the amount of at least $2,000,000

Conversion Option:	Principal and accrued and unpaid interest may be converted into securities offered in any equity offering during the term on the same terms offered to other investors.

Other Terms:	As set forth in attached form of Promissory Note.

NOTHING IN THIS LETTER SHOULD BE CONSIDERED TO BE AN OFFER TO SELL OR THE SOLICIATION OF AN OFFER TO BUY ANY SECURITIES. AN OFFER TO SELL OR SOLICIATION OF OFFERS TO BUY WILL BE MADE, IF AT ALL, BY DELIVERY OF A PRIVATE PLACEMENT MEMORANDUM DESCRIBING THE SECURITIES OFFERED.

NEITHER THIS NOTE NOR ANY SECURITY ISSUED UPON THE CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS NOTE NOR SUCH SECURITIES MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME, EXCEPT UPON (1) SUCH REGISTRATION, OR (2) DELIVERY TO THE ISSUER OF THIS NOTE OR SUCH SECURITIES OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER.

ATSI COMMUNICATIONS, INC.

November 28, 2006	San Antonio, Texas	$_______________

ATSI COMMUNICATIONS, INC., a Nevada corporation with offices at 3201 Cherry Ridge, Building C, Suite 300, San Antonio, Texas 78230 (hereinafter referred to as "ATSI”), for value received, hereby promises to pay to _________________________________, a ________________________ (the "Payee”), at _______________________________________, or Payee’s registered assigns at the address designated by such assigns in writing, the sum of _______________________________ AND __/100 DOLLARS ($___________________), together with interest on the unpaid principal balance hereof from the date hereof until payment in full, in lawful money of the United States of America which shall be legal tender for the payment of debts from time to time, at a per annum rate of Twelve Percent (12%) prior to maturity. All past due principal, and, to the extent permitted by applicable law, past due interest, on this Note shall bear interest from and after maturity until paid at a per annum rate equal to the lesser of (i) Fifteen Percent (15%), or (ii) the maximum nonusurious rate allowable under applicable law.

1. Interest and Principal Payments. Interest only is payable monthly on the last day of each calendar month beginning on the last day of the first calendar month that commences on or after the date of this Note, and continuing regularly and quarterly on the last day of every calendar month thereafter until the last day of the sixth calendar month that commences on or after the date of this Note, on which date the entire unpaid principal balance hereof, together with all accrued but unpaid interest, shall mature and become due and payable. All payments received hereon by Payee shall be applied first to accrued but unpaid interest, and the balance, if any, shall be returned to ATSI, except in those instances in which principal payment is required or prepayment is permitted hereunder, in which event such balance shall be applied to the principal remaining unpaid hereon, up to the amount due or permitted to be prepaid, as applicable.

2. Events of Default. The occurrence and continuation of any one of the following events or conditions shall constitute an "Event of Default”:

NOTHING IN THIS LETTER SHOULD BE CONSIDERED TO BE AN OFFER TO SELL OR THE SOLICIATION OF AN OFFER TO BUY ANY SECURITIES. AN OFFER TO SELL OR SOLICIATION OF OFFERS TO BUY WILL BE MADE, IF AT ALL, BY DELIVERY OF A PRIVATE PLACEMENT MEMORANDUM DESCRIBING THE SECURITIES OFFERED.

(a) ATSI fails to make any payment of principal or interest, within ten (10) business days after the date such payment is due under the Note; or

(b) ATSI makes an assignment for the benefit of creditors or becomes insolvent or unable to pay its debts generally as they become due, or applies to any tribunal for the appointment of a trustee or receiver for a substantial part of the assets of ATSI, or commences any proceedings relating to ATSI under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or other liquidation law of any jurisdiction; or any such application is filed, or any such proceedings are commenced against ATSI and ATSI indicates its consent to such proceedings, or an order is entered appointing such trustee or receiver, or approving the petition in any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or other liquidation proceedings, and such order remains in effect for one hundred twenty (120) days.

3. Remedies. Upon the occurrence of an Event of Default, the Payee or other holder of this Note may declare the entire unpaid principal of this Note, and all accrued but unpaid interest thereon, at once due and payable, and upon any such declaration the principal of this Note and such accrued but unpaid interest shall become and be immediately due and payable, and the Payee or any other holder of this Note may thereupon proceed to protect and enforce its rights, either by suit in equity or by action at law or by other appropriate proceedings, whether for specific performance (to the extent permitted by law) of any covenant or agreement contained herein or in aid of the exercise of any power granted herein, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the Payee or such other holder.

4. Conversion Rights. In the event ATSI issues or sells any shares of its Common Stock, $.001 par value per share or securities exchangeable for or convertible into its Common Stock, $.001 par value per share prior to the maturity of this Note, the holder of this Note may tender it to ATSI in exchange for such securities at the price and on the terms such securities are sold to others.

5. Usury. It is expressly provided and stipulated that notwithstanding any provision of this Note or any other instrument evidencing or securing the indebtedness evidenced hereby, in no event shall the aggregate of all interest paid by ATSI to the Payee hereunder ever exceed the Maximum Nonusurious Rate of interest (as hereinafter defined) which may lawfully be charged ATSI under the laws of the State of Texas or the United States Federal Government, as applicable, on the principal balance of this Note remaining unpaid. If under any circumstances the aggregate amounts paid on the indebtedness evidenced by this Note prior to and incident to the final payment hereof include amounts which by law are deemed interest and which would exceed the Maximum Nonusurious Rate of interest which could lawfully have been charged or collected on this Note, ATSI stipulates that

NOTHING IN THIS LETTER SHOULD BE CONSIDERED TO BE AN OFFER TO SELL OR THE SOLICIATION OF AN OFFER TO BUY ANY SECURITIES. AN OFFER TO SELL OR SOLICIATION OF OFFERS TO BUY WILL BE MADE, IF AT ALL, BY DELIVERY OF A PRIVATE PLACEMENT MEMORANDUM DESCRIBING THE SECURITIES OFFERED.

(a) any non-principal payment shall be characterized as an expense, fee, or premium rather than as interest, and any excess shall be credited hereon by the holder hereof (or, if this Note shall have been paid in full, refunded to ATSI); and

(b) determination of the rate of interest for determining whether the indebtedness evidenced hereby is usurious shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the full stated term of such indebtedness, all interest at any time contracted for, charged, or received from ATSI in connection with such indebtedness, and any excess shall be canceled, credited or refunded as set forth in (a) herein.

The "Maximum Nonusurious Rate of interest" which may be charged as herein contemplated shall be the indicated rate ceiling from time to time in effect pursuant to the applicable provisions of the Texas Finance Code, as amended, provided that Payee may also rely on any alternative Maximum Nonusurious Rate of interest provided by other applicable laws if such other rates are higher than that allowed by said Article, as amended.

THIS NOTE IS SUBJECT TO FINAL ACCEPTANCE IN, AND ALL TERMS, OBLIGATIONS, AND PROVISIONS OF THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF TEXAS.

IN WITNESS WHEREOF, ATSI has authorized this Note to be executed in its corporate name by its duly authorized officer as of the date first above written.

ATSI COMMUNICATIONS, INC.

By: _____________________________________
Name: Antonio Estrada
Title: Corporate Controller

NOTHING IN THIS LETTER SHOULD BE CONSIDERED TO BE AN OFFER TO SELL OR THE SOLICIATION OF AN OFFER TO BUY ANY SECURITIES. AN OFFER TO SELL OR SOLICIATION OF OFFERS TO BUY WILL BE MADE, IF AT ALL, BY DELIVERY OF A PRIVATE PLACEMENT MEMORANDUM DESCRIBING THE SECURITIES OFFERED.